UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 26, 2013

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	3

Item 1.01 Entry into a Material Definitive Agreement

On November 26, 2013, we entered into an Amended and Restated Revolving Credit and Term Loan Agreement("Financing Agreement") totaling $275 million with SunTrust Bank as administrative agent. The Financing Agreement has a seven year term and includes a $200 million term loan and a $75 million revolving credit facility and amends and restates the Revolving Credit and Term Loan Agreement dated December 9, 2011. The term loan matures November 26, 2020. A copy of the Financing Agreement is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item	Exhibit No. Incorporated

99.1	Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 26, 2013	99.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)
Dated: December 2, 2013

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